Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.000-22026) of Rent-Way, Inc. of our report dated June 11, 2003 relating to the financial statement of Rent-Way, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, OH
June 25, 2004